U.S. Global Investors, Inc.
Annual Report on Form 10-K 1998                                          Page 60
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EXHIBIT 21 -- SUBSIDIARIES OF THE REGISTRANT, JURISDICTION OF INCORPORATION AND PERCENTAGE OF OWNERSHIP

1. United Shareholder Services, Inc.; incorporated in Texas and wholly owned by the Registrant

2. A & B Mailers, Inc.; incorporated in Texas and wholly owned by the Registrant

3. Securities Trust and Financial Company; incorporated in Texas and wholly owned by the Registrant

4. U.S. Advisors (Guernsey) Limited; incorporated in Guernsey, Channel Islands and wholly owned by the Registrant

5. U.S. Global Brokerage, Inc.; incorporated in Texas and wholly owned by the Registrant